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                                                                    Exhibit 99.2

        STATEMENT OF CHIEF FINANCIAL OFFICER UNDER 18 U.S.C. SECTION 1350

      I, Arthur Nguyen, the chief financial officer of Tvia, Inc. (the "Company"), certify for the purposes of section 1350 of chapter 63 of title 18 of the United States Code that, to the best of my knowledge,

      (i) the Annual Report of the Company on Form 10-K for the period ended March 31, 2003 (the "Report"), fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, and

      (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                                                /s/ Arthur Nguyen
                                                --------------------------------
                                                Arthur Nguyen
                                                June 23, 2003


A signed original of this written statement required by Section 906 has been provided to Tvia, Inc. and will be retained by Tvia, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.